Exhibit 10.36

*** Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.  A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

COMMERCIAL PICOPLATIN ACTIVE PHARMACEUTICAL INGREDIENT
MANUFACTURING AGREEMENT

BETWEEN

PONIARD PHARMACEUTICALS, INC.

AND

W. C. HERAEUS GMBH

COMMERCIAL PICOPLATIN ACTIVE PHARMACEUTICAL INGREDIENT MANUFACTURING AGREEMENT

TABLE OF CONTENTS

Article 1 Interpretation		2

1.1	Definitions	2
1.2	Currency	5
1.3	Headings	5
1.4	Entire Agreement	5
1.5	Exhibits	6
1.6	Applicable Law and Venue	6

Article 2 Scope of Performance		6

2.1	Heraeus Services	6
2.2	Heraeus Investment and Equipment Installation	6
2.3	Quality Agreement	6
2.4	Manufacturing Report	7
2.5	CM&C Documentation	7
2.6	Processing Changes by PONIARD	7
2.7	Processing Changes by Heraeus	7
2.8	Notification of Deviations	7
2.9	Monitoring of Facilities	7
2.10	No Subcontracting	7

Article 3 Supply of Starting Materials		8

3.1	Supply of Materials	8
3.2	Waste Disposal	8

Article 4 Testing and Samples		8

4.1	Retention Samples	8
4.2	Batch Documentation	8
4.3	Release Testing	8
4.4	Release of Picoplatin API	8
4.5	Shipment and Release of Picoplatin API	9

Article 5 Forecast, Purchase Order, Price, Delivery and Payment		9

5.1	Forecasts	9
5.2	Product Orders.	9
5.3	Purchase Obligation.	9
5.4	Purchase Orders.	10
5.5	Picoplatin API Pricing	10
5.6	Shipping	10
5.7	Invoices	10
5.8	Payment of Invoices	10
5.9	Inspection of Picoplatin API	11

Article 6 Rejected Picoplatin API		11

6.1	Rejection of Nonconforming Picoplatin API	11

6.2	Dispute of Rejected Products	11
6.3	Replacement of Nonconforming Picoplatin API	12
6.4	Destruction of Rejected Products	12

Article 7 Intellectual Property Rights		12

7.1	Title	12
7.2	No Grant of Rights	12
7.3	Grant of License	13
7.4	Ownership of Process Improvements	13
7.5	Patents	13
7.6	Use of Trademarks	13

Article 8 Confidential Information		13

8.1	Obligation of Confidentiality	13
8.2	Disclosure with Consent	14
8.3	Publicity	14
8.4	Disclosure Required by Law	14
8.5	Duration of Obligation	14

Article 9 Representations and Warranties		14

9.1	Heraeus’s Representations and Warranties	14
9.2	PONIARD’s Representations and Warranties	15
9.3	NO OTHER WARRANTIES	16

Article 10 Indemnification		16

10.1	Scope of Indemnification	16
10.2	Indemnification Procedure	17

Article 11 Insurance		17

Article 12 Recalls		17

12.1	Implementation of Recalls	17
12.2	Heraeus’s Liability for Recall	18
12.3	PONIARD’s Liability for Recall	18

Article 13 Term and Termination		18

13.1	Term	18
13.2	Termination	18
13.3	Transfer of Technology	18
13.4	Return of Starting Materials and Equipment	19
13.5	Return of Confidential Information	19
13.6	Survival of Obligations	19

Article 14 General Provisions		20

14.1	Assignment	20
14.2	Force Majeure	20
14.3	Injunction	20
14.4	Notice	20
14.5	Relationship of Parties	21
14.6	Severability	21
14.7	Waiver	21

2

EXHIBITS:

EXHIBIT A: PICOPLATIN SPECIFICATIONS AND PACKAGING	23

EXHIBIT B: OUTLINE OF PICOPLATIN MANUFACTURING PROCESS	27

EXHIBIT C: HERAEUS INVESTMENT AND DEDICATED EQUIPMENT FOR PICOPLATIN MANUFACTURE	28

EXHIBIT D: FORECASTING SYSTEM FOR PICOPLATIN	31

EXHIBIT E: COMMERCIAL PRICING PICOPLATIN / CALCULATION OF PAYBACK FOR DEDICATED EQUIPMENT COSTS / PAYBACK FOR DEDICATED EQUIPMENT COSTS	32

3

COMMERCIAL PICOPLATIN ACTIVE PHARMACEUTICAL INGREDIENT MANUFACTURING AGREEMENT

THIS COMMERCIAL PICOPLATIN ACTIVE PHARMACEUTICAL INGREDIENT MANUFACTURING AGREEMENT (this “Agreement”) is made and entered into as of the 24 day of March, 2008 (the “Effective Date”)

BETWEEN:

PONIARD PHARMACEUTICALS, INC., a US company having an address at 300 Elliott Avenue, Suite 500, Seattle, Washington  98119, USA

(hereinafter referred to as “PONIARD”)

AND:

W. C. HERAEUS GMBH, a German company having an address at Heraeusstr. 12 – 14, 63450 Hanau, Germany

(hereinafter referred to as “Heraeus”)

WHEREAS:

A.

PONIARD is the owner of or controls certain technology and patent rights regarding the active pharmaceutical agent Picoplatin (also known by the codename “NX473”) which is being developed for use as a human pharmaceutical for oncology therapy;

B.

Heraeus has expertise, personnel, the facility for, and experience in manufacturing active pharmaceutical ingredients and is willing to conduct development and manufacturing activities for PONIARD for the manufacture and supply of the Picoplatin Active Pharmaceutical Ingredient (Picoplatin API, as defined below);

C.	PONIARD and Heraeus have entered into a Mutual Confidential Disclosure Agreement dated October 29, 2004 (the “Confidentiality Agreement”);

D.

Heraeus and PONIARD entered into a Picoplatin Active Pharmaceutical Ingredient Manufacturing Agreement on July 27, 2006. The subject matter of this agreement is the development and manufacture of the active pharmaceutical ingredient (API) Picoplatin by Heraeus for the purpose of clinical trials and development activities.

E.

PONIARD is now interested in Heraeus manufacturing the active pharmaceutical ingredient Picoplatin and delivering it to PONIARD for manufacture of final dosage pharmaceutical products which are intended to be used for commercial purposes by PONIARD and may be used for additional clinical trials and development activities.

F.	Already at the beginning of 2008 Heraeus has to make an investment in production equipment for a commercial delivery of Picoplatin API starting 2009.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article 1 Interpretation

1.1

Definitions

In this Agreement, the following terms shall have the meanings set forth below:

(a)

“Act” means the U.S. Food, Drug and Cosmetic Act of 1934 and the Public Health Service Act of 1944 and the regulations and guidelines promulgated thereunder, as the same may be amended from time to time;

(b)

“Affiliate” means any corporation or non-corporate business entity, which directly or indirectly controls, is controlled by, or is under common control with a party. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or

(i)

in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or

(ii)

in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable;

(c)

“Batch” or “Lot” means, with respect to the Picoplatin API, each separate and distinct quantity of Picoplatin API processed under continuous conditions and designated by a batch or lot number;

(d)

“Batch Record” means the complete detailed manufacturing and control instructions and specifications for the each Batch or Lot of Picoplatin API, written and signed by Heraeus;

(e)

“Business Days” means a day that is not a Saturday or a Sunday or a national holiday in the United States or Germany;

(f)

“Certificate of Analysis” means a document certifying a Batch or Lot of Picoplatin API meets the Specifications, signed and dated by a duly authorized representative of the Quality Control or Quality Assurance Department of Heraeus;

(g)

“Certificate of Compliance” means a document certifying that the Batch or Lot of Picoplatin API was Processed according to cGMP Requirements and the Specifications, signed and dated by a duly authorized representative of Heraeus;

(h)

“cGMP Requirements” means

(i)

the current Good Manufacturing Practices established by the FDA, TPD and EMEA and the applicable FDA, TPD and EMEA regulations, policies or guidelines in effect for the manufacture, processing, packing and holding of API products, and

(ii)

the corresponding requirements of each other applicable jurisdiction for which PONIARD informs Heraeus from time to time in writing that the Picoplatin API is to be used in such jurisdiction and to which Heraeus agrees it can meet such requirements;

(i)

“Confidential Information” means any and all know-how, information and/or techniques disclosed by PONIARD or Heraeus to the other, as the case may be, relating to their respective technologies, products, research, processes and other activities and information, including, without limiting the generality of the foregoing, all research results, formulae, manufacturing methods and processes, data, specifications, plans, drawings, prototypes, models, documents, recordings, instructions, manuals, papers, reports, studies, findings, business methods, operating procedures, production capacities, prices, market share and other market data, customer information or other materials of any nature whatsoever, whether written or otherwise, relating to same, provided that such disclosures shall not be considered “Confidential Information” for the purpose of this Agreement if and when it:

(i)

is made subject to an order by judicial or administrative process requiring PONIARD or Heraeus, as the case may be, to disclose any Confidential Information of the other, provided however, that either party shall promptly notify the other and allow the other reasonable time to oppose such process before disclosing any of the Confidential Information of the other;

(ii)

is or becomes generally available to the general public other than through a breach of this Agreement;

(iii)

is obtained by PONIARD or Heraeus from a Third Party with a valid right to disclose it, provided that such Third Party is not under a confidentiality obligation to PONIARD or Heraeus, as the case may be;

(iv)

is independently developed without reference to the other’s Confidential Information as evidenced by PONIARD’s or Heraeus’s (as the case may be) business records; or

(v)

was possessed by either party prior to receipt from the other, other than through prior disclosure by PONIARD or Heraeus, as the case may be, as evidenced by their business records;

(j)

“Confidentiality Agreement” has the meaning ascribed thereto in Recital C;

(k)

“Delivery Date” means the date that Picoplatin API is to be delivered to a PONIARD designated carrier at Heraeus’s facilities;

(l)

“Dedicated Equipment Cost” means the cost of equipment dedicated to the manufacture of Picoplatin API as described in Exhibit C;

(m)

“EMEA” means the European Medicines Evaluation Agency and any successor thereto;

(n)

“Environmental Laws” means all applicable requirements under applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans or other authorizations, as amended from time to time, of all applicable national, state and local governments and regulatory authorities thereof and all applicable judicial, administrative or regulatory judgments or orders, relating to the protection of human health or the environment, including, without limitation, any and all occupational health and safety requirements and procedures for the safe handling of the Picoplatin API and any Waste;

(o)

“Facility” means Heraeus’s manufacturing facility located at Heraeusstr. 12 – 14, 63450 Hanau, Germany;

(p)

“FDA” means the United States Food and Drug Administration and any successor thereto;

(q)

“Improvements” means, in relation to any Intellectual Property, any and all adaptations, improvements, enhancements, revisions and derivative works (whether complete or incomplete) thereof;

(r)

“Installation Qualification” means the documented verification required to comply with cGMP Requirements that all key aspects of the installation of the equipment and ancillary systems used or to be used in the Manufacturing Process adhere to the approved designs and the recommendations of the manufacturer;

(s)

“Intellectual Property” means anything that is protected by any patents, trademarks, copyrights, trade secrets or any other intellectual or industrial property rights whatsoever and worldwide (whether registered or unregistered and including rights in any application for any of the foregoing);

(t)

“Manufacturing Process” means the activities set out in Exhibit B, the Master Batch Record and Heraeus’s standard operating procedures for the Processing and packaging of the Picoplatin API;

(u)

“Manufacturing Report” means a report prepared by Heraeus summarizing the manufacturing Batches and stability study data relating to Picoplatin API;

(v)

“Master Batch Record” means the complete detailed manufacturing and control instructions and specifications for the Manufacturing Process for Picoplatin API written and signed by Heraeus, as defined by the cGMP Requirements, and agreed to by both parties, and as may be revised by both parties from time to time;

(w)

“Materials” means raw materials, solvents and packaging used in the Processing to produce the Picoplatin API;

(x)

“NDA” means a New Drug Application, as defined in the Act and applicable regulations promulgated thereunder, as amended from time to time, and any foreign equivalent;

(y)

“Operational Qualification” means the documented verification required to comply with cGMP Requirements that the equipment and ancillary systems used in the Manufacturing Process perform as intended throughout anticipated operating ranges;

(z)

“Picoplatin Active Pharmaceutical Ingredient” (“Picoplatin API”) means (SP-4-3)-(cis)-Amminedichloro-[2-methylpyridine]platinum(II);

(aa)

“Picoplatin Drug Product” means the product produced from Picoplatin API for human use by PONIARD or its designee;

(bb)

“Picoplatin NDA Approval” means approval of an NDA necessary for commercial sale in a jurisdiction;

(cc)

“PONIARD Know How” means all inventions, ideas, manufacturing methods, processes, technical data, documentation, technology and other know how now or hereafter owned by or licensed to PONIARD, in, to or covering (i) Picoplatin API, (ii) Picoplatin Drug Product, or (iii) the manufacture, use or sale of Picoplatin API or Picoplatin Drug Product, including, without limitation, Improvements to any of the foregoing;

(dd)

“PONIARD Patent Rights” means United States and foreign patents and patent applications now or hereafter owned or controlled by PONIARD and under which Heraeus would need a license or sublicense to lawfully produce Picoplatin API for PONIARD under this Agreement;

(ee)

“Process Improvements” means any Improvements to the Manufacturing Process of Picoplatin API developed by Heraeus or PONIARD in connection with this Agreement that relate to or are useful or necessary for the Processing of Picoplatin API;

(ff)

“Processing” means the performance of the Manufacturing Process or a portion thereof and “Process,” “Processing” and “Processed” shall have comparable meanings;

(gg)

“Purchase Order” means written orders from PONIARD to Heraeus which shall specify (a) the quantity of Picoplatin API ordered, (b) shipping instructions (e.g. choice of container, temperature requirements), (c) delivery dates, and (d) delivery destinations;

(hh)

“Quality Agreement” means the addendum to this Agreement under which the parties allocate pharmaceutical quality responsibilities as set forth in Section 2.3;

(ii)

“Recall” means:

(i)

any action by PONIARD, Heraeus or any of their respective Affiliates, to recover possession of Picoplatin API shipped to Third Parties; or

(ii)

any action by the FDA or any other applicable Regulatory Authority in any jurisdiction, to detain or destroy the Picoplatin API or prevent release of the Picoplatin API;

(jj)

“Regulatory Authority” means any federal, state, local or international regulatory agency, department, bureau, or other governmental agency having jurisdiction over the manufacture, use, sale, or distribution of the Picoplatin API, including, but not limited to, the FDA, TPD, and EMEA;

(kk)

“Released Batch Records” means the completed Batch Record and associated deviation reports, investigation reports and Certificates of Analysis created for each Batch or Lot of Picoplatin API as described in Section 4.2;

(ll)

“Specifications” means the specifications attached hereto in Exhibit A for which the Picoplatin API and packaging must comply to be considered acceptable, as may be revised from time to time by both parties as part of the regulatory process with the approval of applicable Regulatory Authorities;

(mm)

“Testing Documentation” means the documentation describing the results from testing to determine whether a Batch or Lot of Picoplatin API meets the requirements set out in the Specification as described in Section 4.3;

(nn)

“Third Party” shall mean any person or entity other than PONIARD or Heraeus and their respective Affiliates;

(oo)

“TPD” means the Health Canada Therapeutic Products Directorate and any successor thereto;

(pp)

“Validation Protocol” means the protocols developed by PONIARD and Heraeus setting out predetermined specifications and quality attributes to be met and the procedures to be adopted for any validation activities hereunder;

(qq)

“Validation Report” means the reports prepared by PONIARD and/or Heraeus describing the findings of any validation activities and comparing them against the applicable Validation Protocol; and

(rr)

“Waste” shall mean all rejects or waste relating to the manufacture or packaging of the Picoplatin API, including but not limited to rejected, or unusable Picoplatin API or Materials.

1.2

Currency

In this Agreement, all references to money or payments shall mean the lawful currency of the European Union and all payments made hereunder shall be made in that currency (Euro).

1.3

Headings

The headings in this Agreement are solely for convenience of reference and shall not be used for purposes of interpreting or construing the provisions hereof.

1.4

Entire Agreement

This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof, and supersedes all prior written or oral agreements or understandings with respect thereto.  No party shall claim any amendment, modification, or release from any provision hereof by acknowledgement or acceptance or purchase order forms or otherwise, unless in writing signed by an authorized representative of each party.

1.5                               Exhibits

The Exhibits listed below and attached hereto shall be deemed to form an integral part of this Agreement:

Exhibit A	Picoplatin Specifications and Packaging

Exhibit B	Outline of Picoplatin Manufacturing Process

Exhibit C	Heraeus Investment and Dedicated Equipment for Picoplatin Manufacture

Exhibit D	Forecasting System for Picoplatin

Exhibit E	Commercial Pricing Picoplatin
Calculation of Payback for Dedicated Equipment Costs
Payback for Dedicated Equipment Costs

In the event of a conflict between the terms and conditions set out in this Agreement and the terms and conditions set out in any Exhibit hereto, the terms and conditions set out in this Agreement shall govern.

1.6                               Applicable Law and Venue

This Agreement shall be construed, interpreted and governed by the substantive laws of Switzerland, without regard to conflict of law principles to the contrary.  All disputes arising out of or in connection with the present Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in Paris, France, by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Paris, France. The language of arbitration shall be English.

Article 2 Scope of Performance

2.1                               Heraeus Services

Heraeus shall manufacture Picoplatin API according to cGMP Requirements, the Specifications and the Manufacturing Process and shall deliver Picoplatin API to PONIARD according to the form and package as described in Exhibit A.  Heraeus shall furnish all Materials, labor, equipment and facilities necessary for the manufacturing of the Picoplatin API and all other activities set out in this Agreement, including, without limitation, in-process and finished product quality control analyses, storage and packaging of the Picoplatin API, and shipping of the Picoplatin API in accordance with PONIARD’s instructions.

2.2                               Heraeus Investment and Equipment Installation

Heraeus shall undertake to finance and install the equipment listed in Exhibit C – hereinafter referred to as “Investment” - within the time frame defined in Exhibit C.  PONIARD shall undertake to repay Heraeus for the Investment in the amount mentioned in Exhibit C based on manufacture and delivery of Picoplatin API by Heraeus as defined in Section 5.3, Purchase Obligation.  Heraeus will own the equipment and will undertake any necessary on-going maintenance and qualification of the equipment to ensure it continues to meet cGMP Requirements during its use for the manufacture of Picoplatin API.

2.3                               Quality Agreement

For the manufacturing of Picoplatin API by Heraeus, the parties shall conclude a Quality Agreement to allocate and coordinate the pharmaceutical quality responsibilities.  In case of any inconsistencies between this Agreement and the Quality Agreement, the Quality Agreement will prevail for matters of quality and regulatory compliance and this Agreement shall prevail for all business, legal, or financial issues, unless otherwise explicitly agreed to in writing by the parties.

2.4                               Manufacturing Report

Within 30 days following the annual anniversary of the first Picoplatin NDA Approval, Heraeus shall provide to PONIARD a Manufacturing Report concerning the Picoplatin API data from the 12 months preceding the NDA approval anniversary.

2.5                               CMC Documentation

Heraeus shall supply all information required by PONIARD in support of the Chemistry, Manufacturing & Control (“CMC”) section of PONIARD’s regulatory filings for Picoplatin API.  Heraeus shall cooperate with, and provide timely support and assistance to, any consultant that PONIARD selects to write the documentation described in this Section 2.5.

2.6                               Processing Changes by PONIARD

PONIARD and Heraeus shall agree in writing to any changes to the Specifications, any applicable Validation Protocols, any other specified analytical procedure or process specified by PONIARD or any starting materials used in the Processing of Picoplatin API, and the relevant documents and related exhibits to this Agreement shall be revised accordingly.  Any such changes made by PONIARD that significantly impact the cost of Processing, including any such changes to accommodate the cGMP Requirements of countries other than the United States, Canada or members of the European Union, and which Heraeus is capable of implementing, shall be reflected in a corresponding equitable increase or decrease in the fees paid by PONIARD under this Agreement, which increase or decrease shall be set forth in an amendment to this Agreement signed by both parties.

2.7                               Processing Changes by Heraeus

Heraeus shall make no changes to:

(a)                                  The Manufacturing Process, Specifications, development protocols, any applicable Validation Protocols or any other specified analytical procedure or process specified by both parties; or

(b)                                 any starting materials used in the Processing to produce the Picoplatin API;

without the prior written consent of PONIARD.

2.8                               Notification of Deviations

During the Processing to produce each Batch, Heraeus shall provide notice to PONIARD of any deviations and nonconformities from the approved Manufacturing Process. The promptness of notification shall be commensurate with the potential impact of the deviation or nonconformance.

2.9                               Monitoring of Facilities

PONIARD shall have the right to have representatives of its (or its designee’s) quality assurance or manufacturing personnel present in Heraeus’s facilities to observe the manufacturing activities.  Heraeus shall use its best efforts to prevent Third Parties from observing Picoplatin API Batch Processing at the Facility.

2.10                        No Subcontracting

Heraeus shall not subcontract to any Third Party any of the development or Processing activities to be performed by Heraeus under this Article 2 without the prior written consent of PONIARD.

Article 3 Supply of Starting Materials

3.1                               Supply of Materials

Heraeus shall be responsible for the planning and supply of all Materials required for the Processing to produce each Batch of Picoplatin API purchased by PONIARD in accordance with Section 5.2 and shall order all Materials from vendors mutually agreed to by the parties.  Heraeus shall not change the vendor of any Materials without the prior written consent of PONIARD.  Before release for use, Heraeus shall conduct testing of all such Materials following Heraeus’s standard operating procedures, or as otherwise approved by PONIARD.

3.2                               Waste Disposal

Heraeus shall hire, direct, and pay for waste contractors to remove all Waste from the Facility in accordance with all applicable material safety data sheets.  Heraeus shall ensure that all Waste disposal at the Facility shall be performed by or for Heraeus in accordance with all applicable Environmental Laws of Germany.

Article 4 Testing and Samples

4.1                               Retention Samples

For each Lot, Heraeus shall maintain retention samples and store such samples in accordance with cGMP Requirements and Heraeus’s internal quality assurance standard operating procedures, and shall notify PONIARD in writing before disposing of any such samples.  Upon written request from PONIARD and at PONIARD’s expense, Heraeus shall grant to PONIARD the right to examine any such retention samples.

4.2                               Batch Documentation

For each Batch Processed under this Agreement, Heraeus shall deliver the following to PONIARD no later than *** (***) Business Days following the completion of product packaging for each Batch:

(a)                                  a copy of Heraeus’s quality assurance reviewed Released Batch Record for the Batch;

(b)                                 a copy of Heraeus’s quality assurance reviewed analytical testing data for the Batch;

(c)                                  a copy of all deviation and investigation reports concerning the Batch;

(d)                                 a Certificate of Compliance; and

(e)                                  a Certificate of Analysis for the Batch.

4.3                               Release Testing

(a)                                  Heraeus shall perform testing, in accordance with the specifications set out the Exhibits, of each Batch Processed to determine whether such Batch meets the requirements set out in the Specifications.

4.4                               Release of Picoplatin API

(a)                                  PONIARD shall release each Batch of Picoplatin API manufactured by Heraeus under this Agreement after receipt and approval by PONIARD of the documentation described in Section 4.2.

(b)                                 PONIARD may reject, by written notice to Heraeus, any Batch of Picoplatin API on the grounds that:

(i)                                     the Picoplatin API does not comply with the Specifications; or

(ii)                                  the Picoplatin API or its Processing does not comply with cGMP Requirements.

PONIARD shall include in each notice of rejection hereunder, a description of the deficiency and copies of any test reports and testing methodology conducted on any samples tested.

(c)                                  Heraeus shall not ship or transfer any rejected Batch without the prior written consent of PONIARD, and PONIARD and Heraeus shall comply with the requirements set out in Article 6.

4.5                               Shipment and Release of Picoplatin API

Except as otherwise agreed on by PONIARD and Heraeus, Heraeus shall ship each Batch in accordance with Section 5.6 as soon as reasonably possible after release of the Batch by PONIARD.  Heraeus shall store the Picoplatin API *** prior to shipment.

Article 5 Forecast, Purchase Order, Price, Delivery and Payment

5.1                               Forecasts

Commencing on the Effective Date and prior to *** of each *** thereafter, PONIARD shall provide Heraeus in writing *** forecast, for each *** during the remainder of the Term, of PONIARD’s estimated contract requirements for Picoplatin API (the “Long Range Forecast”). Commencing on the Effective Date and prior to the *** (***) *** of *** thereafter, PONIARD shall provide Heraeus in writing a *** (***) *** rolling forecast of PONIARD’s estimated requirements for the Picoplatin API (the “Rolling Forecast”). Heraeus and PONIARD specifically agree that ***.

5.2                               Product Orders.

During ***, Heraeus shall supply PONIARD with the quantity of Picoplatin API ordered by PONIARD, unless the quantity for *** exceeds *** (***%) of the Rolling Forecast for ***, in which event Heraeus shall use good faith efforts to supply quantities in excess of *** percent (***%) of the Rolling Forecast for ***.  In no event shall Heraeus be required to supply quantities in excess of its manufacturing capacity of *** kg per ***.  PONIARD shall order from Heraeus not less than ***% of PONIARD’s *** commercial requirements of Picoplatin API, subject to market demands and Heraeus’s capacity to manufacture product.

5.3                               Purchase Obligation.

In the event PONIARD does not purchase from Heraeus a minimum of *** kg during the period from the Effective Date until Dec 31, 2013, PONIARD shall pay the residual amortization of the Dedicated Equipment Cost based on the formula in Exhibit E.  In the event PONIARD decides not to pursue the development of Picoplatin prior to purchasing such *** kg, PONIARD shall pay the residual amortization of the Dedicated Equipment Cost based on the formula in Exhibit E.  In the event this Agreement is terminated by Poniard pursuant to Section 13.2 or 14.2, Poniard shall not be responsible for paying the residual amortization of Dedicated Equipment Cost based on the formula in Exhibit E.

5.4                               Purchase Orders.

PONIARD shall submit Purchase Orders to Heraeus covering PONIARD’s purchases of Picoplatin API pursuant to this Agreement.  PONIARD shall not, without the written consent of Heraeus, designate a Delivery Date in a Purchase Order earlier than *** (***) months from the date PONIARD submits the Purchase Order.

Heraeus shall provide a confirmation of receipt of each Purchase Order confirming the Delivery Date that Heraeus will meet and setting forth Heraeus’s filling date for such order.  Upon sending of the confirmation, such Purchase Order shall become a “Firm Purchase Order.”

If Heraeus is unable to meet the Delivery Date specified by PONIARD, Heraeus shall so notify PONIARD within *** business days of receiving PONIARD’s Purchase Order and provide to PONIARD an alternative Delivery Date, which shall not be more than *** (***) calendar days later than the initial Delivery Date designated by PONIARD in its Purchase Order.

To the extent of any conflict between Purchase Orders submitted by PONIARD, Heraeus’s confirmation and this Agreement, this Agreement shall control.

5.5                               Picoplatin API Pricing

PONIARD shall pay Heraeus the fees specified in Exhibit E and in accordance with the terms of this Agreement.  Except as otherwise provided in this Agreement, PONIARD shall not be responsible for any changes in the fees unless expressly agreed by PONIARD in writing.  PONIARD shall make all requests for additional work to be performed under this Agreement in writing under Section 2.6, and Heraeus shall provide PONIARD a cost estimate for such work.

5.6                               Shipping

All Batches ordered by PONIARD under Section 5.4 and documentation therefor shall be properly packed, marked and shipped to the PONIARD-designated facilities in accordance with the Specifications, the terms of this Agreement, and PONIARD’s reasonable written instructions for shipping and packaging.  For purposes of this Agreement, delivery of the Picoplatin API by Heraeus to PONIARD shall be deemed to have taken place upon delivery of the shipment to a PONIARD-designated carrier at Heraeus’s facilities.  PONIARD shall pay all shipping charges (including freight insurance) actually incurred by Heraeus to ship the Picoplatin API to PONIARD in accordance with PONIARD’s shipping instructions.  If Heraeus pays on behalf of PONIARD any shipping or other charges required to be paid by PONIARD under this Section, Heraeus shall include such charges on its invoice to PONIARD under Section 5.7.

5.7                               Invoices

Heraeus shall issue invoices to PONIARD for each purchase order placed under Section 5.4 per the payment terms stated on the purchase order or after the release under Section 4.4 of the Batch corresponding to the purchase order.  All such invoices shall include any applicable sales tax and shipping costs as separate line items and shall not be issued prior to acceptance of the Picoplatin API by PONIARD (Section 5.9).

5.8                               Payment of Invoices

Each invoice provided by Heraeus to PONIARD hereunder shall be paid by PONIARD to Heraeus by check or wire transfer of funds within thirty (30) calendar days after the receipt of the invoice.  The payment of any invoice hereunder shall not in any way be deemed to be an acceptance of any Batch, or a waiver of the requirements for release thereof.

5.9                               Inspection of Picoplatin API

Within *** (***) working days after receipt of the Released Batch Record, the Testing Documentation Certificate of Analysis and Certificate of Compliance at Poniard, Poniard shall determine whether material conforms to the Product Specifications and was manufactured according to cGMP Requirements and is therefore deemed accepted.

Poniard is obligated to inspect each batch of Picoplatin API manufactured and delivered by Heraeus for conformance with the Specifications within *** (***) working days of receipt of the Picoplatin API and if the product meets the Specifications, is therefore deemed accepted.  However, PONIARD shall have the right to revoke acceptance if, within *** (***) months of receipt of the Batch, PONIARD discovers latent defects not reasonably discoverable during a proper chemical incoming goods inspection at time of acceptance.  If nonconformance with the Specifications of the delivered Picoplatin API is of such kind that it could not be detected during a proper chemical incoming goods inspection, PONIARD shall be obligated to send a written notice of defects to Heraeus regarding any nonconformance with the Specifications within *** (***) working days as of the date of getting knowledge of such nonconformance with the Specifications.  If PONIARD fails to notify Heraeus in writing within the applicable time periods set forth in this Section 5.9 that any shipment of Picoplatin API does not conform to the Specifications, then PONIARD shall be deemed to have accepted the Product and waived its right to revoke acceptance.

PONIARD may reject the shipment of Picoplatin API following release of the Batch pursuant to this Section 5.9 if Heraeus shipped the Picoplatin API in a manner that does not comply with PONIARD’s transportation and storage requirements or if PONIARD has grounds for rejection under Section 4.4(b).  All notices rejecting a shipment hereunder shall include a description of the grounds for rejection.  Heraeus shall not be liable for damage or loss to the Picoplatin API occurring following delivery of the Picoplatin API to PONIARD’s designated carrier, except where caused by Heraeus failing to provide proper instructions to PONIARD’s designated carrier or failure of Heraeus to properly package the Picoplatin API.

Article 6 Rejected Picoplatin API

6.1                               Rejection of Nonconforming Picoplatin API

If PONIARD detects nonconformance with the Specifications of Picoplatin API or cGMP Requirements, PONIARD shall notify Heraeus of the rejection including a detailed explanation of the nonconformance according to Section 4.4 or 5.9.  Upon receipt of such notice, Heraeus shall investigate such alleged nonconformance, and (a) if Heraeus agrees that such Picoplatin API was nonconforming at the time of delivery, Heraeus shall replace the Picoplatin API pursuant to Section 6.3 or (b) if Heraeus disagrees with PONIARD’s determination that such Picoplatin API was nonconforming at the time of delivery, Heraeus shall dispute the rejection pursuant to Section 6.2.

6.2                               Dispute of Rejected Products

Heraeus may, at its option, within *** (***) Business Days of receipt of any notice rejecting any Batch pursuant to Section 4.4 or 6.1 challenge such rejection by notifying PONIARD of such challenge in writing.

(a)                                  In the event that Heraeus challenges a rejection caused by nonconformance of the Picoplatin API to the Specifications, PONIARD and Heraeus shall conduct a joint investigation to determine the cause of the failure.  If the parties cannot resolve this challenge within *** (***) Business Days after PONIARD’s receipt of Heraeus’s challenge, then the parties shall submit a sample of the Picoplatin API to an independent testing laboratory acceptable to both parties for testing against the Specifications.  The test results of the independent laboratory testing shall be final and binding upon PONIARD and Heraeus, and the fees and expense of such testing shall be borne by the party against which the independent laboratory makes its findings.

(b)                                 In the event that Heraeus challenges a rejection caused by nonconformance to the cGMP Requirements, PONIARD and Heraeus shall conduct a joint investigation to determine the cause of the failure. If the parties cannot resolve this challenge within *** (***) Business Days after PONIARD’s receipt of Heraeus’s challenge, then the parties shall mutually agree to appoint an independent consultant with specific expertise in the cGMP area of dispute whose judgement will be final and binding upon PONIARD and Heraeus, and the fees and expense of such consultation shall be borne by the party against which the consultant makes their findings.

6.3                               Replacement of Nonconforming Picoplatin API

In the event that a shipment of Picoplatin API is nonconforming, Heraeus shall be obligated to deliver to PONIARD, within *** (***) working days from the date either of agreement by Heraeus of nonconformance or of determination of nonconformance pursuant to Section 6.2, conforming Picoplatin API as substitute.  If during the above mentioned grace period Heraeus should not deliver any Picoplatin API as substitute free of charge or if the Picoplatin API delivered subsequently should not be in conformance with the Specifications, PONIARD may withdraw from the respective Firm Purchase Order and claim damages from Heraeus instead of performance.  Such damages, in terms of amount, shall be limited to *** of the nonconforming quantity of Picoplatin API delivered.  Any claim for any loss of profit or loss of sales or any other economic loss shall be excluded unless Heraeus has caused such nonconformance of Picoplatin API intentionally.  PONIARD shall pay for the replacement Picoplatin API unless it has previously paid for the nonconforming Picoplatin API.

6.4                               Destruction of Rejected Products

PONIARD shall be obligated to return any rejected Picoplatin API to Heraeus, but only after the parties have followed the procedures specified under Section 6.3.  If the nonconformance was due to Heraeus’s negligence or misconduct or to Heraeus’s breach of its obligations under this Agreement, as may be agreed by Heraeus or determined by the independent testing laboratory or consultant named in Section 6.2, Heraeus shall receive the net platinum value of the rejected Picoplatin API and shall bear the costs associated with Picoplatin API replacement.  In the event that PONIARD chooses to return Picoplatin API conforming to the Specification at the time of delivery and which is fully paid by PONIARD for destruction, PONIARD shall receive the net platinum value of the rejected Picoplatin API.

Article 7 Intellectual Property Rights

7.1                               Title

Title to all work in process, including documentation, to manufacture the Picoplatin API, and all completed Picoplatin API, shall at all times remain in PONIARD.  The parties agree that, as between the parties, each party owns its respective Confidential Information and that PONIARD owns all PONIARD Patent Rights and PONIARD Know How.  Heraeus shall not intentionally use in the Manufacturing Process any Intellectual Property owned by any Third Party, except with the prior written consent of PONIARD.

7.2                               No Grant of Rights

Except as otherwise provided herein, neither party hereto shall be deemed by this Agreement to have been granted any right, title or interest in the Intellectual Property of the other party, expressly or by implication.

7.3                               Grant of License

During the term of this Agreement, PONIARD hereby grants to Heraeus a paid up, royalty-free, non-exclusive license, without the right to sublicense, to PONIARD’s Know How and PONIARD Patent Rights reasonably necessary to conduct the manufacturing activities described in Article 2 to supply to PONIARD Picoplatin API hereunder, but only for such purposes.  The parties agree that the grant contained in this Section 7.3 is personal to Heraeus only, and Heraeus agrees to make use of PONIARD Patent Rights or PONIARD Know How only in accordance with this license and only by Heraeus.

7.4                               Ownership of Process Improvements

Any Process Improvements (whether or not patentable) developed by Heraeus shall be solely owned by PONIARD and shall be deemed to be PONIARD’s Confidential Information, and PONIARD may obtain patent, copyright and other Intellectual Property protection therein worldwide. Heraeus agrees to promptly disclose and hereby assigns to PONIARD as they occur any such Process Improvements developed by Heraeus during the course of fulfilling its obligations under this Agreement.  PONIARD shall grant a fully paid, royalty free, worldwide nonexclusive license without the right to sublicense, to Heraeus to use the Process Improvements without restriction except for the manufacture of Picoplatin API for a party other than PONIARD.

7.5                               Patents

With respect to any Process Improvements as defined in Article 1 (ee), PONIARD shall decide, at its sole discretion, whether, when and where to file any patent applications and whether to abandon any patents or patent applications.  Upon request by PONIARD, and at PONIARD’s cost, Heraeus shall provide PONIARD with reasonable assistance in obtaining or enforcing any Intellectual Property protection in PONIARD’s name covering any Process Improvements.

7.6                               Use of Trademarks

Nothing contained herein shall give either party any right to use any trademark of the other party except for labeling the Picoplatin API for PONIARD.  All trademarks and service marks adopted by PONIARD to identify the Picoplatin API are and shall remain the property of PONIARD.

Article 8 Confidential Information

8.1                               Obligation of Confidentiality

It is contemplated that in the course of the performance of this Agreement each party may, from time to time, disclose Confidential Information to the other.  Each party agrees:

(a)                                  not, without the prior written consent of the other party, to disclose, publish or distribute any Confidential Information of the other party to any Third Party other than its attorneys, accountants, employees and agents who are under an obligation of confidentiality on terms substantially similar to those set out in this Agreement, who have been informed of the confidential nature of the Confidential Information and who require such information in the performance of their duties;

(b)                                 not to use, copy, duplicate, reproduce, translate or adapt, either directly or indirectly, any of the Confidential Information of the other party for any purpose other than the performance of this Agreement, without the other party’s prior written approval; and

(c)                                  to take all reasonable steps to prevent material in its possession that contains or refers to Confidential Information of the other party from being discovered, used or copied by Third

Parties and that it shall use reasonable steps to protect and safeguard all Confidential Information of the other party in its possession from all unauthorized use or disclosure.

8.2                               Disclosure with Consent

A party receiving Confidential Information may, with the written consent of the disclosing party, disclose such Confidential Information to entities or persons other than its attorneys, accountants, employees and agents on such terms and conditions as the disclosing party may specify.

8.3                               Publicity

During the term of this Agreement, the parties agree that no press release or public announcement regarding this Agreement or the relationship of the parties (except to the extent that it may be legally required) shall be made unless mutually agreed to prior to the release or dissemination of any such press release or public announcement.

8.4                               Disclosure Required by Law

No provision of this Agreement shall be construed so as to preclude any disclosure of Confidential Information of Heraeus by PONIARD as may be inherent in or reasonably necessary to the securing from any Regulatory Authority of any necessary approval or license, including, without limitation, the filing of a NDA or a Validation Report with the FDA or its foreign equivalents.

8.5                               Duration of Obligation

Unless otherwise agreed between the parties, the obligations of the parties relating to Confidential Information set out in this Article 8 shall expire *** (***) years after expiration or earlier termination of this Agreement.

8.6                               Terms of the Agreement

The terms and existence of this Agreement shall be deemed the Confidential Information of PONIARD.

Article 9 Representations and Warranties

9.1                               Heraeus’s Representations and Warranties

Heraeus hereby represents and warrants to PONIARD as follows:

(a)                                  Heraeus has been duly organized and is validly subsisting and in good standing in its jurisdiction of organization, has the power to enter this Agreement and to carry on the business as now being conducted;

(b)                                 the financial statements of Heraeus furnished to PONIARD have been prepared by Heraeus’s accountants, are true, correct and complete in all material respects and present fairly the financial condition of Heraeus as of the date thereof, including Heraeus’s assets and liabilities as of such date and the revenues, expenses and results of Heraeus’s operations for the preceding fiscal year;

(c)                                  Heraeus is up-to-date and not in default in respect of all payments to be made by it under any loans, agreements or other financing arrangements with any financial institution or other person;

(d)                                 Heraeus shall conduct the manufacturing of the Picoplatin API hereunder in a competent, workmanlike fashion and in accordance with cGMP Requirements, the Master Batch Record, the Specifications and any applicable Validation Protocols at the Facility and all related manufacturing facilities and equipment shall satisfy Installation Qualification and Operational Qualification requirements, taking into account the requirements of the Project;

(e)           the manufacturing of the Picoplatin API shall be performed by Heraeus in accordance with the schedule set out in the Exhibits A-E, if this is technically feasible;

(f)            the Facility, including equipment and systems, complies with cGMP Requirements;

(g)           each Batch manufactured by Heraeus under this Agreement and designated in advance by PONIARD as a Batch to be used for final dosage pharmaceutical products which are intended to be used in humans shall comply with the Specifications and shall not be adulterated or misbranded within the meaning of the Act;

(h)           all analytical work shall be performed in a manner and in a laboratory which complies with cGMP Requirements and all related testing procedures as well as all equipment shall be validated prior to the Processing;

(i)            Heraeus shall not intentionally infringe or misappropriate the intellectual property rights of any Third Party in the Processing of the Picoplatin API or the performance of its obligations under this Agreement.  This shall not apply if the infringement or misappropriation by Heraeus is the result of complying with the instructions of PONIARD;

(j)            all personnel furnished by Heraeus to perform the Processing shall be qualified to perform the tasks and functions which they are assigned;

(k)           Heraeus is not debarred and has not and shall not use in any capacity the services of any person debarred under the provisions of the Generic Drug Enforcement Act of 1992, as amended from time to time and Heraeus shall immediately notify PONIARD if it or any of its personnel become subject of a debarment investigation by the FDA;

(l)            the Processing of the Picoplatin API shall be performed by Heraeus in accordance with all in Germany applicable national, state and local laws, regulations, orders and guidelines, including, without limitation, all Environmental Laws of Germany;

(m)          Heraeus has obtained and shall maintain in full force and effect all applicable licenses, permits, certificates, authorizations or approvals from governmental authorities necessary to support the Processing of the Picoplatin API under this Agreement;

(n)           Heraeus has not made and shall not make any commitments to Third Parties inconsistent with or in derogation of Heraeus’s obligations under this Agreement, and Heraeus is free of any obligations that would prevent it from entering into this Agreement; and

(o)           Heraeus has not made and shall not make, in the performance of the Processing of the Picoplatin API hereunder, any use of the Intellectual Property of any Third Party except as approved in writing by PONIARD.

9.2          PONIARD’s Representations and Warranties

PONIARD hereby represents and warrants to Heraeus as follows:

(a)           PONIARD has been duly incorporated and organized and is validly subsisting and in good standing in its jurisdiction of incorporation, has the corporate power to enter this Agreement and to carry on the business as now being conducted by it;

(b)           PONIARD has obtained and shall maintain in full force and effect all applicable licenses, permits, certificates, authorizations or approvals required to be maintained by PONIARD in order for PONIARD to conduct its business;

(c)           PONIARD shall be solely responsible that the Picoplatin API is fit for use as an active pharmaceutical ingredient and that Picoplatin API which has been manufactured by Heraeus in accordance with the Master Batch Record and conforming to the Specifications and delivered to

PONIARD will be used for Picoplatin program development activities and clinical studies and commercial sale of Picoplatin Drug Product;

(d)                                 PONIARD shall be responsible that only such Picoplatin API that is in conformance with the Specifications will be used for the manufacture of final dosage pharmaceutical products;

(e)                                  to the best of PONIARD’s knowledge, the PONIARD Know How and/or PONIARD Patent Rights as well as any and all instructions of PONIARD relating to the development, manufacture and delivery of Picoplatin API do not infringe any Third Party property rights. Should further instructions of PONIARD cause Heraeus to infringe any Third Party property rights, PONIARD shall indemnify Heraeus as set forth in 10.1 (a) (vi).

9.3                               NO OTHER WARRANTIES

THE WARRANTIES SET OUT IN SECTIONS 6.1, 9.1 AND 9.2 ARE THE SOLE WARRANTIES MADE BY EITHER PARTY TO THE OTHER, AND THERE ARE NO OTHER WARRANTIES, REPRESENTATIONS OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, REGARDING THE LABELED PRODUCT OR ANY OTHER MATERIALS OR SERVICES TO BE SUPPLIED HEREUNDER, INCLUDING, BUT NOT LIMITED TO ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.  Heraeus makes no representation, warranty or guarantee of any kind, express or implied, with respect to the Specifications, any Validation Protocol or any other analytical procedures or processes, and in particular, Heraeus makes no representation, warranty or guarantee that such Specifications, protocols, procedures or processes shall be fit for any particular purpose, and PONIARD shall be obligated to satisfy itself that such Specifications, protocols, procedures and processes are suitable for and compatible with PONIARD’s intended purpose of use.  PONIARD hereby acknowledges that it has been advised by Heraeus to undertake its own due diligence with respect to the Specifications, protocols, procedures and processes provided, specified or agreed to by Heraeus under this Agreement.

Article 10 Indemnification

10.1                        Scope of Indemnification

(a)                                  PONIARD shall defend, hold harmless and indemnify Heraeus and its Affiliates and their respective directors, officers, employees and agents (“Heraeus Indemnified Parties”), from and against all actions, claims, demands, proceedings, suits, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees) (in this Article, “Claims”) of whatsoever kind or nature (including, without limitation, in respect of death, injury, loss or damage to any person or property) arising out of or resulting from any Third Party claim arising out or of resulting from:

(i)            the use of the Picoplatin API by PONIARD;

(ii)           the conduct of any clinical trials in which the Picoplatin API is used;

(iii)          the promotion, marketing, distribution or sale by PONIARD, whether directly or through distributors, of the Picoplatin API; or

(iv)          the use of the PONIARD Know How and/or PONIARD Patent Rights or any other instructions of PONIARD relating to the development or manufacture of Picoplatin API;

except to the proportionate extent that any such Claims were caused by the negligence or wrongful conduct of any Heraeus Indemnified Party, the failure of the Picoplatin API to conform to the Specifications or the breach of this Agreement by Heraeus.

(b)                                 Heraeus shall defend, hold harmless and indemnify PONIARD and its Affiliates and their directors, officers, employees and agents (“PONIARD Indemnified Parties”), from and against all Claims of whatsoever kind or nature including reasonable attorneys’ fees (including, without limitation, in respect of death, injury, loss or damage to any person or property) arising out of or resulting from any Third Party claim arising from or resulting from:

(i)            any breach of any representation or warranty of Heraeus contained in this Agreement;

(ii)           any failure by Heraeus to comply with the cGMP Requirements;

(iii)          any personal injury or product liability relating to or arising from the Picoplatin API supplied by Heraeus under this Agreement, but only to the extent such personal injury or product liability arises from Heraeus’s negligence or wrongful conduct or breach of this Agreement or failure of the Picoplatin API to conform to the Specifications ;

except to the proportionate extent that any such Claim was caused by the negligence or wrongful conduct of any PONIARD Indemnified Party.

10.2                        Indemnification Procedure

The indemnities contained in this Article 10 shall be conditional on compliance with the terms and conditions set out in this Section 10.2.  The indemnifying party shall defend, contest, or otherwise protect against any such Claims at its own cost and expense provided that within one (1) month after having obtained knowledge of the assertion of such Claims written notice is given, of any Claims for which indemnification might be claimed.  The indemnified party may, but shall not be obligated to, participate at its own expense in a defense thereof by counsel of its own choosing, but the indemnifying party shall be entitled to control the defense unless the indemnified party has relieved the indemnifying party from liability with respect to the particular matter.  If the indemnifying party fails to timely and diligently defend, contest, or otherwise protect against any such Claims, the indemnified party may, but shall not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof and recover the costs thereof from the indemnifying party, including reasonable legal fees and costs and disbursements, and all amounts paid as a result of such Claims or the compromise or settlement thereof, provided, however, that if the indemnifying party undertakes the timely and diligent defense of such matter, the indemnified party shall not be entitled to recover from the indemnifying party for its costs incurred in the defense thereof.  The indemnified party shall cooperate and provide such assistance as the indemnifying party may reasonably request in connection with the defense of the matter subject to indemnification.  The indemnifying party shall not settle or compromise any Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

Article 11 Insurance

Heraeus shall provide to PONIARD evidence that Heraeus has obtained insurance coverage reasonably satisfactory to PONIARD in relation to its manufacturing facilities and the performance of its obligations under this Agreement, including, without limitation, comprehensive general liability insurance, product liability insurance and any additional insurance required by any applicable laws.

Article 12 Recalls

12.1                        Implementation of Recalls

If either party has grounds to implement a Recall, the party recommending such Recall shall immediately notify the other party in writing of such grounds.  PONIARD shall have the sole responsibility to implement any Recall of the Picoplatin API.  Heraeus shall reasonably cooperate with PONIARD in implementing any Recall of the Picoplatin API.

Nothing in Article 12.2 or 12.3 is intended to limit the indemnification provisions in Article 10.1.

12.2                        Heraeus’s Liability for Recall

In the event of a Recall arising from Heraeus’s breach of this Agreement or negligence or willful misconduct, Heraeus shall reimburse or credit PONIARD for any of Heraeus’s manufacturing fees, shipping fees, taxes, platinum cost and other charges, paid by PONIARD to Heraeus in respect of the Recalled Picoplatin API, including any Picoplatin API that cannot be shipped due to the Recall.

12.3                        PONIARD’s Liability for Recall

In the event of a Recall arising from PONIARD’s breach of this Agreement, PONIARD shall reimburse Heraeus for any costs reasonably expended by Heraeus to effect the Recall.

Article 13 Term and Termination

13.1                        Term

This Agreement shall be effective on the Effective Date and shall continue until December 31, 2013 thereafter (the “Initial Term”). This Agreement will be renewed automatically for *** commencing at the expiration of the Initial Term and *** commencing at the end of the first renewal term unless either PONIARD terminates the Agreement by giving Heraeus written notice of intent to terminate at least *** (***) months prior to the expiration of the Initial Term or the first renewal term or Heraeus terminates the Agreement by giving PONIARD written notice of intent to terminate at least *** (***) months prior to the expiration of the first renewal term. The Initial Term as may be extended is referred to herein as the “Term.”

13.2                        Termination

Upon the occurrence of the following events, this Agreement may be terminated on thirty (30) calendar days’ prior written notice:

(a)                                  upon mutual agreement of the parties;

(b)                                 by PONIARD upon any change of control of Heraeus;

(c)                                  by PONIARD if Heraeus or any of its personnel performing services related to this Agreement becomes debarred;

(d)                                 by either party if the other party makes a general assignment for the benefit of creditors, or if a petition in bankruptcy or under any insolvency law is filed by or against the other party and such petition is not dismissed within sixty (60) days after it has been filed; or

(e)                                  by either party upon the breach of any material provision of this Agreement by the other party if the breach is not cured within thirty (30) calendar days after written notice thereof to the party in default;

(f)                                    by Heraeus if PONIARD or any of its personnel dealing with Picoplatin API related to this Agreement becomes debarred.

13.3                        Transfer of Technology

On expiration or termination of this Agreement through any means and for any reason, the license granted to Heraeus shall terminate and Heraeus shall cooperate with PONIARD by providing to PONIARD, copies or drafts of, to the extent they exist:

(a)                                  Heraeus’s CM&C documentation in support of PONIARD’s filing of its NDA for Picoplatin;

(b)                                 Development, Manufacturing and Validation Reports relating to the Picoplatin API;

(c)                                  Heraeus’s Master Batch Records for the Picoplatin API;

(d)                                 pertinent analytical reports and manufacturing instructions relating to the Picoplatin API; and

(e)                                  all technology, know how, or other Intellectual Property relating to the Process Improvements, all in a form and with content reasonably satisfactory to PONIARD as required to enable PONIARD’s reasonably competent staff to transfer the Process of manufacturing the Picoplatin API (to the extent such Process exists at the time of termination) to a Third Party or an Affiliate of PONIARD.  Heraeus shall also conduct a technical review meeting with PONIARD to address issues raised by PONIARD regarding the information so provided.  PONIARD shall have a fully-paid, royalty-free, worldwide license, with right to sublicense, under such technology, know how or other Intellectual Property (to the extent not assigned to PONIARD pursuant to Article 7) to use, manufacture, have manufactured, sell and import Picoplatin.

(f)            PONIARD shall reimburse Heraeus at a rate of EU *** per hour for personnel costs to assist in the transfer of the information provided in sections (a) – (e).

13.4                        Return of Starting Materials

On expiration or termination of this Agreement, Heraeus shall, within thirty (30) calendar days, return to PONIARD all supplies of Picoplatin API, process intermediates, and analytical reference materials in its possession or control in any form.  The cost of returning any such supplies shall be at PONIARD’s cost and expense.

13.5                        Return of Confidential Information

On expiration or termination of this Agreement unless otherwise agreed between the parties, each party shall:

(a)                                  promptly cease all use of the Confidential Information of the other party and ensure that its employees cease all use thereof, except to the extent a license thereto survives expiration or termination of this Agreement; and

(b)                                 upon written request of the other party,

(i)            return to the other party all copies of the Confidential Information of the other party in its control or possession, subject to Section 13.3 and the retention of one (1) complete copy for archival purposes and to satisfy any applicable legal requirements; and

(ii)           destroy any and all copies or other reproductions or extracts of the Confidential Information of the other party and all other documents, computer files, memoranda, notes or other writings prepared based on such Confidential Information.

13.6                        Survival of Obligations

Notwithstanding the termination of this Agreement, Articles 1, 8, 9, 10, 11, 12 and 14 and Sections 2.3, 3.2, 4.1, 7.1, 7.2, 7.4, 7.5, 7.6, 13.3, 13.4, 13.5 and 13.6 shall survive the expiration or earlier termination of this Agreement.  Upon termination of this Agreement for any reason other than a material breach by PONIARD and upon PONIARD’s request, outstanding Firm Purchase Orders must be completed under the terms of this Agreement which shall survive until the batch is accepted by Poniard.

Article 14 General Provisions

14.1                        Assignment

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and assigns.  This Agreement shall be assignable in whole or in part by PONIARD without the consent of Heraeus, however, Heraeus shall not assign this Agreement in whole or in part without the prior written consent of PONIARD, such consent not to be unreasonably withheld.  Any assignee shall assume all obligations of its assignor under this Agreement.  No assignment shall relieve any party of responsibility for the performance of any accrued obligation that such party then has hereunder.  Any assignment in violation of this Section 14.1 shall be void.

14.2                        Force Majeure

Any delay in the performance of any of the duties or obligations of any party (except the payment of money due hereunder) caused by an event outside the affected party’s reasonable control shall not be considered a breach of this Agreement, and unless provided to the contrary herein, the time required for performance shall be extended for a period equal to the period of such delay.  Such events shall include without limitation, acts of God; insurrections; riots; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; delays in the delivery of raw materials; or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the party so affected.  In order to take the benefit of this Section, the party so affected shall give prompt notice to the other party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible.  If performance is affected for a period of more than six (6) months, the unaffected party may terminate this Agreement by notice in writing to the affected party.

14.3                        Injunction

Each party agrees that the other party may be irreparably damaged if any provision of this Agreement is not performed in accordance with its terms.  Accordingly, each party shall be entitled to apply for an injunction or injunctions to prevent breaches of any of the provisions of this Agreement by the other party, without showing or proving any actual or threatened damage, notwithstanding any rule of law or equity to the contrary, and may specifically enforce such provisions by an action instituted in a court having jurisdiction.  These specific remedies are in addition to any other remedy to which the parties may be entitled at law or in equity.

14.4                        Notice

Unless otherwise provided herein, any notice required or permitted to be given hereunder shall be faxed, mailed by overnight mail, certified mail postage prepaid, or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder at the addresses set out below.  If mailed, any such correspondence shall be deemed to have been given five (5) Business Days after mailing, as evidenced by the postmark at the point of mailing.  If delivered by hand, any such correspondence shall be deemed to have been given when received by the party to whom such correspondence is given and if faxed, any such correspondence shall be deemed to have been given on the first Business Day following facsimile transmission, as evidenced by written and dated receipt of the receiving party.

If to PONIARD:		With a copy to:
Poniard Pharmaceuticals, Inc.		Poniard Pharmaceuticals, Inc.
300 Elliott Ave, Ste 500		300 Elliott Ave, Ste 500
Seattle, Washington		Seattle, Washington
98119	U.S.A.	98119 U.S.A.
Attention:	VP Legal	Attention:	Sr Director, Product Development
Telephone:	(206) 286-2526	Telephone:	(206) 286-2536
Facsimile:	(206) 286-2537	Facsimile:	(206) 284-7112

If to Heraeus:
W. C. Heraeus GmbH
Chemicals Division
Business Unit Pharma
Heraeusstr. 12 - 14
63450 Hanau, GERMANY.
Attention:	Manager, Business Unit Pharma
Telephone:	+49 (6181) 35-5255
Facsimile:	+49 (6181) 35-4302

Either party may change the address to which any correspondence to it is to be addressed by notification to the other party as provided herein.

14.5                        Relationship of Parties

It is not the intent of the parties hereto to form any partnership or joint venture.  Each party shall, in relation to its obligations hereunder, act as an independent contractor, and nothing in this Agreement shall be construed to give such party the power or authority to act for, bind or commit the other party in any way whatsoever.

14.6                        Severability

If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

14.7                        Waiver

No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of the parties hereto.  Failure by any party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by any party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year written below.

PONIARD PHARMACEUTICALS, INC.	W. C. HERAEUS GMBH
by its authorized signatory:	by its authorized signatory:	March 18, 2008
24, MAR08

By:	By:

/s/ Ronald Martell		/s/ Gerald Ritter
Name: Ronald Martell		Name:
Title: President and COO		Title: ppa. Gerald Ritter

/s/ Michael Schwarz
W.C. Heraeus GmbH
Business Unit Pharma
Michael Schwarz
Manager BU Pharma

/s/ Alexander Wörner
W.C. Heraeus GmbH
Business Unit Pharma
Alexander Wörner
Sales Manager

EXHIBIT A

PICOPLATIN SPECIFICATIONS AND PACKAGING

Picoplatin API shall meet the specifications attached hereto.

Heraeus

Specification	***
***
Customer: Poniard Pharmaceuticals Inc.	***

cis-[(ammine)dichloro(2-methylpyridine)platinum(II)]

Picoplatin Drug Substance

Formula:       cis-[PtCI2(NH3)(C6H8N)]

***(1)

(1) Remainder of page redacted.

Picoplatin API shall be delivered in *** according to the description attached hereto.

***(2)

(2) Two pages redacted.

EXHIBIT B

OUTLINE OF PICOPLATIN MANUFACTURING PROCESS

Picoplatin API shall be produced according to the manufacturing outline attached hereto.  The exact process will be described in the Batch Records for this *** process.

***(3)

(3) One table redacted.

EXHIBIT C

HERAEUS INVESTMENT AND DEDICATED EQUIPMENT FOR PICOPLATIN MANUFACTURE

Heraeus shall manufacture Picoplatin API in a multi-purpose facility (MAPI) to be installed at the Heraeus site in Hanau, Germany.

In order to produce Picoplatin API according to the manufacturing process summarized in Exhibit B additional equipment dedicated to the manufacture of Picoplatin API is required.  ***.

Description of the dedicated equipment

The dedicated equipment consists of ***.  ***(4)

(4) Remainder of page redacted.

***(5)

(5) Entire page redacted.

Poniard shall undertake to repay the investment for dedicated equipment in the amount of:

Euro  958,000.

                ***

EXHIBIT D

FORECASTING SYSTEM FOR PICOPLATIN

***

As outlined in Article 5 of this Agreement, Poniard will provide to Heraeus *** forecasts (“Long Range Forecasts”) in the following format:

***

Additionally, Poniard will provide to Heraeus *** rolling forecasts (“Rolling Forecasts”) of the estimated Picoplatin API requirements during the respective periods. Format shall be as follows:

***

EXHIBIT E

COMMERCIAL PRICING PICOPLATIN / CALCULATION OF PAYBACK FOR DEDICATED EQUIPMENT COSTS / PAYBACK FOR DEDICATED EQUIPMENT COSTS

COMMERCIAL PRICING PICOPLATIN API

***(6)

(6) Remainder of page redacted.

***(7)

(7) Entire page redacted.

***

CALCULATION OF PAYBACK FOR DEDICATED EQUIPMENT COSTS /
PAYBACK FOR DEDICATED EQUIPMENT COSTS

All costs mentioned hereunder are based on a cost estimate for dedicated equipment of

Euro  958,000  ***

as outlined in Exhibit C. They will be amended as the planning and construction of the dedicated equipment progresses.

Investment and financing costs of Heraeus for the set-up of dedicated equipment shall be covered by Poniard in form of a surcharge on the first ***kgs of Picoplatin API ordered and delivered under the terms of this Agreement, however no later than by December 31, 2013.

***(8)

(8) Remainder of page redacted.

***

If Poniard has ordered and received less than ***kgs Picoplatin API by December 31, 2013 Poniard shall pay the remaining amortization costs by ***. The formula for calculating the open amortization costs shall be

EUR 958,000  ***

If, during the term of this Agreement, Picoplatin does not show the anticipated results in the course of the clinical development and Poniard decides not to pursue the further development of Picoplatin, Poniard shall inform Heraeus immediately in writing. In this case, the remaining amortization of dedicated equipment becomes due according to the above formula within *** days from submission of the written information.

If this Agreement is terminated by Poniard pursuant to Section 13.2 or 14.2, Poniard shall not be responsible for paying the remaining amortization of dedicated equipment.